Exhibit 99.1
SUBSCRIPTION AGREEMENT

TO:	Centra Financial Holdings, Inc.

FROM:

(Name of Investor)

Amount of Subscription Represented by Common Stock	$
Dear Sirs:
          The undersigned (the “Subscriber”) subscribes for shares of Common Stock of Centra Financial Holdings, Inc. (the “Company”), representing the amount of subscription stated above. The Subscriber understands that the subscription will not be effective unless and until accepted in writing by the Company. The Subscriber also understands that, unless waived by the Company, the minimum number of shares for which the Subscriber may subscribe for is 500. Subject to the acceptance of this Subscription Agreement by the Company, this Subscription Agreement shall be irrevocable. The Subscriber understands that if this application is accepted by the Company, the Subscriber will become a shareholder of the Company and will be bound by the terms of the Company’s Articles of Incorporation and Bylaws.
          The Subscriber hereby acknowledges and understands that:
          (a) This subscription may be accepted or rejected in whole or in part in the sole and absolute discretion of the Company.
          (b) This subscription is and shall be irrevocable by the Subscriber, except that the Subscriber shall have no obligations hereunder in the event that this subscription is for any reason rejected or the offering of Common Stock in the Company is for any reason canceled.
          (c) The shares of Common Stock offered hereby are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

SIGNATURE PAGE
     IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement this              day of                     , 20___, and is taking legal title to the Subscriber’s Common Stock in the Company as follows:

Subscriber’s Name(s)	Social Security Number or
(Type or Print)	Federal Employment I.D. No.

Street	City	State	Zip Code

Amount of Subscription:	Shares at $ = $
(must be at least 500 Shares)
Held as (check one):
Purchasing Individually

Purchasing as Joint Tenants with right of survivorship
(each owner must sign)*

Purchasing as Tenants In Common
(each owner must sign)*

Purchasing as agent, custodian or trustee for
(name entity)**

Purchasing as a Partnership, Corporation or Joint Venture
(name entity)**

Signature of Subscriber

Type or Print Name of Subscriber

Signature of Subscriber

Type or Print Name of Subscriber

*	Special documentation is required for joint owners other than married couples.

**	Special documentation is required for corporations, trusts, partnerships, agencies and other entities.

FEDERAL INCOME TAX BACKUP WITHHOLDING
          In order to prevent the application of federal income tax backup withholding, each subscriber must provide a correct Taxpayer Identification Number (“TIN”). An individual’s social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.
          Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50.00 penalty imposed by the IRS.
          If backup withholding applies, Centra Financial Holdings, Inc. is required to withhold 31% of payments of dividends or interest made to such subscriber. Backup withholding is not additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.
          If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, “Applied For” should be written in the space provided for the TIN on the Substitute Form W-9. In such case, if Centra Financial Holdings, Inc. is not provided with a TIN within 60 days, the Escrow Agent will withhold 31% of the dividends or interest payments thereafter made to each subscriber until a TIN is provided to Centra Financial Holdings, Inc.
SUBSTITUTE FORM W-9
          Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me); (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).
          You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
          Each Subscriber Should Complete this Section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer	Social Security or Employer
Identification Number	Identification Number

THE FOLLOWING ACCEPTANCE IS TO BE
COMPLETED BY THE COMPANY
          The above and foregoing Subscription Agreement is accepted this                  day of                                         , 20___, effective as of the                  day of                                         , 20___, for                      Shares of Common Stock.

CENTRA FINANCIAL HOLDINGS, INC.
By:
Douglas J. Leech
President and Chief Executive Officer